UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NEW AMETHYST CORP.

(to be renamed Envision Healthcare Corporation)

(Exact name of registrant as specified in its charter)

Delaware	81-2905564
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	New York Stock Exchange LLC
5.250% Mandatory Convertible Preferred Stock, Series A-1, $0.01 par value per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-212885

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to Be Registered.

A description of the registrant’s common stock, par value $0.01 per share (the “Common Stock”), is set forth under the caption “Description of Newco Capital Stock” in the registrant’s registration statement on Form S-4 (File No. 333-212885) filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2016, as thereafter amended (the “Registration Statement”), and the prospectus (the “Prospectus”) that constitutes part of the Registration Statement, which was filed by the registrant on October 21, 2016 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which are incorporated herein by reference. The SEC declared the Registration Statement effective on October 19, 2016. The New York Stock Exchange (“NYSE”) has approved the registrant’s common stock for listing under the symbol “EVHC.”

A description of the registrant’s 5.250% Mandatory Convertible Preferred Stock, Series A-1, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”), is set forth under the caption “Description of Newco Capital Stock” in the Registration Statement and the Prospectus, which are incorporated herein by reference. The NYSE has approved the registrant’s Mandatory Convertible Preferred Stock for listing under the symbol “EVHCPR.”

Item 2. Exhibits.

Pursuant to the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered with the New York Stock Exchange LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 29, 2016	NEW AMETHYST CORP.

	By:	/s/ Christopher A. Holden
	Name:	Christopher A. Holden
	Title:	President and Chief Executive Officer